S

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  September 23, 2014

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Appreciation Rights Plan.  On September 23, 2014, the Board of Directors (the “Board”) of Alta Mesa Holdings GP, LLC, the general partner of Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”), approved and adopted the Alta Mesa Holdings, LP Amended and Restated Performance Appreciation Rights Plan (the “Plan”), effective September 24, 2014.  The Plan is intended to provide incentive compensation to key employees and consultants who make significant contributions to the Company.  Under the Plan, a committee comprised of the full Board or certain members of the Board, as selected by the Board in its discretion (the “Committee”), may from time to time grant Performance Appreciation Rights (“PAR”) to current and future employees and consultants of the Company and/or its subsidiaries (a “Participant”).

The Plan is administered by the Committee, which will determine from time to time which Participants will participate in the Plan, the number of PARs to be granted to each Participant, the initial stipulated designated value of each PAR,  the designated value of each PAR as of its valuation date, the vesting schedule of each PAR, and any other terms and conditions of the PAR award.  Under the Plan, there are special provisions for accelerated vesting and valuation of a PAR award in the event of a Liquidity Event as follows: (i) a  sale of the all of the assets of Alta Mesa Investment Holdings Inc. (“AMIH”), our Class B Limited Partner, and its subsidiaries, (ii) a disposition of all of the equity securities of AMIH, (iii) an initial public offering of the equity securities of AMIH or any of its subsidiaries that hold all or substantially all of the assets or (iv) a public offering resulting in gross proceeds of at least $300,000,000.

A total of one million (1,000,000) PARs are available for grants to Participants under the Plan.  The aggregate designated value of all 1,000,000 PARs  is equal to ten percent (10%) of the fair market value of the aggregate interests of all the Class A Limited Partners in the Partnership.

Absent an intervening Liquidity Event, payment of a PAR award is made on the fixed determination date elected in advance by the recipient of the PAR award, with such fixed determination date occurring no earlier than five years and no later than ten years from the grant date.  All payments made under the Plan in any year are subject to a floating annual cap on the amount of all PAR awards paid under the Plan in a given year (the “Annual Cap”).  The Annual Cap is equal to 2.5% multiplied by the fair market value of the aggregate interests of all the Class A Limited Partners in the Partnership minus $400,000,000 (i.e., [2.50% x (FMV - $400,000,000)].  If the Annual Cap applies in a year, the amount payable to a PAR award holder on the fixed determination date is his pro-rata amount of the aggregate payments to be made on that date as adjusted for the amount of Annual Cap remaining for that year.  Any amounts in excess of the Annual Cap are paid in the next following year, again subject to the Annual Cap.

Upon the occurrence of a payment event, the Participant will be entitled to receive a cash amount equal to the increase, if any, between the initial stipulated designated value of the PAR as of its grant date and the designated value of the PAR as of its payment valuation date.  No PARs will be settled in shares; rather, all PAR exercises will be settled solely in cash.  Participants will have no rights whatsoever as a shareholder of the Partnership or of a subsidiary in respect of any PARs.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Executive Awards under the Plan.   On September 29, 2014, the Board awarded to Michael A McCabe, Vice President and Chief Financial Officer, 60,000 PAR units under the Plan, of which 50,000 units vested immediately, and the remaining 10,000 units vest over a 3 year period.    The Stipulated Initial Designated Value (“SIDV”) is $10.00 per unit, and under the Plan, payout is based on the increase of the value of the units over the SIDV as determined by the Plan Committee at the earlier of a Liquidity Event at AMIH or at a Fixed Determination Date which is at least 5 years from the date of issuance of the award.

On September 29, 2014, the Board awarded to David Murrell, Vice President of Land, 15,000 PAR units, which vest over a 5 year period.  The SIDV of 10,000 of the units is $40 per unit, and the remaining 5,000 units have a SIDV of $30 per unit. Under the Plan, payout is based on the increase of the value of the units over the SIDV as determined by the Plan Committee at the earlier of a Liquidity Event at AMIH or at a Fixed Determination Date which is at least 5 years from the date of issuance of the award.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Title of Document

10.1	Alta Mesa Holdings, LP Amended and Restated Performance Appreciation Rights Plan dated effective September 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

October 2, 2014	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

10.1	Alta Mesa Holdings, LP Amended and Restated Performance Appreciation Rights Plan, dated effective September 24, 2014.